CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

EXHIBIT 10.1

CHROMADEX, INC. - DARTMOUTH EXCLUSIVE LICENSE AGREEMENT

This Agreement, effective this 16th day of May 2014, between

    TRUSTEES OF DARTMOUTH COLLEGE, a non-profit educational and research institution existing under the laws of the State of New Hampshire, and being located at Hanover, New Hampshire 03755, hereinafter called Dartmouth,

    and

    CHROMADEX, INC., a corporation of the State of California, with a principal place of business at 10005 Muirlands Blvd., Suite G, Irvine, California 92618; hereinafter called Company.

    WHEREAS, Dartmouth, under the direction of principal investigator Charles Brenner, Ph.D. has developed Nicotinamide Riboside Assay System and its uses; and

    WHEREAS, Dartmouth represents that it has the right to grant licenses granted in this Agreement; and

    WHEREAS, Company wishes to obtain a license under the terms and conditions hereinafter set forth, and to use its expertise and resources to manufacture and market the technology;

    NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

ARTICLE I.  Definitions

    Section 1.01 Dartmouth Patent Rights.  "Dartmouth Patent Rights" shall mean United States Patent Nos. 8,197,807, 8,114,626 and 8,383,086, Australian Patent No. 2006238858, Canadian Patent Application Serial No. 2,609,633 filed October 4, 2006, and any Foreign Patents issuing therefrom, and any reissues, reexaminations or extensions thereof.  Dartmouth shall be the assignee and owner of all such Patents and Patent Applications.

    Section 1.02 Licensed Products.  "Licensed Products" shall mean any products or processes covered by or made, in whole or in part in a given territory, by the use of Dartmouth Patent Rights.

    Section 1.03 Field.  The "Field" of this Agreement shall mean human and animal therapeutics.

    Section 1.04 Territory.  The “Territory” shall mean worldwide.

    Section 1.05 Subsidiary.  "Subsidiary" shall mean a legal entity at least 50% of the voting stock of which is owned directly or indirectly by Company.

    Section 1.06 Agreement.  "Agreement" shall mean this License Agreement.

    Section 1.07 Net Sales. “Net Sales” shall mean the total amount invoiced by the Company, and/or its subsidiaries and sublicensees in connection with sales of the Licensed Products to any person or entity that is not a subsidiary or a sublicensee  of the Company pursuant to this  Agreement, after the deduction of all the following to the extent applicable to such sales;

(a)	all trade, case and quantity credits, discounts, refunds or rebates;
 (b) allowances or credits for returns;

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

 (c) sales taxes (including value-added, use and other similar taxes);
(d)	import and export duties actually paid; and
(e)	outbound freight, transport, and transit insurance charges actually paid or allowed.

    Section 1.08 Effective Date.  "Effective Date" shall mean the date first written above and shall be the Effective Date of this Agreement.

    Section 1.10 Calendar Quarter.  "Calendar Quarter" shall mean the three months periods ending on March 31, June 30, September 30 and December 31 of each year.

ARTICLE II.  Grant

    Section 2.01 License Grant.  Dartmouth hereby grants to Company and its Subsidiaries an exclusive, royalty-bearing license under Dartmouth Patent Rights to make, have made, use, and/or sell Licensed Products in the Field in the Territory subject to any rights which may be required to be granted to the Government of the United States of America pursuant to 35 U.S.C. §§200-211.  Notwithstanding the foregoing, Dartmouth expressly reserves a non-transferable royalty-free right to use the Dartmouth Patent Rights in the Field by its faculty, staff and researchers, for educational and research purposes only.  Company agrees during the period of exclusivity of this license in the United States that any Licensed Product produced for sale in the United States will be manufactured substantially in the United States to the extent it is commercially reasonable.

    Section 2.02 Sublicenses.  Company shall have the right to grant sublicenses to third parties under Dartmouth Patent Rights to make, have made, use and sell the Licensed Products provided that such sublicenses shall be in writing and expressly subject to the terms of this Agreement.  Company agrees to use reasonable commercial efforts to ensure the performance hereunder by its sublicensees.  Dartmouth shall receive copies of all sublicense agreements. Upon termination of this Agreement, any such sublicenses will revert directly to Dartmouth and any and all sublicense agreements shall survive termination of this Agreement and remain in full force and effect.

    Section 2.03 Patents.  Dartmouth shall control all future preparation, filing, prosecution and maintenance of Dartmouth Patent Rights however Dartmouth shall consult with the Company on all matters pertaining to such preparation, filing, prosecution and maintenance of Dartmouth Patent Rights   and Dartmouth agrees that  the Company’s input shall be reasonably considered.    Dartmouth shall invoice and Company shall reimburse Dartmouth for all verifiable expenses in connection with these activities. Late payments shall be subject to an interest charge of one and one half percent (11/2%) per month. If Company chooses to discontinue prosecution or maintenance of any United States Patent or Patent Application, which is a subject of Dartmouth Patent Rights, it will so inform Dartmouth within a reasonable time before implementation of such decision.  Dartmouth then shall have the right to prosecute or maintain such Patent or Patent Application on its own and at its own expense, in which case license to Company under such Patent or Patent Application will terminate. If Dartmouth chooses to discontinue prosecution or maintenance of any United States Patent or Patent Application, which is a subject of Dartmouth Patent Rights licensed hereby to the Company prior to expiration or termination of this Agreement, it will so inform COMPANY within a reasonable time before implementation of such decision. COMPANY then shall have the right to prosecute or maintain such Patent or Patent Application on its own and at its own expense, in which case the rights to the Patent and Patent applications shall be transferred to the Company, pending US Government and third parties rights, and Dartmouth shall execute and deliver to the Company or to a third party designated by the Company any and all documents necessary to effect said transfer. Said transfer of rights shall be effectuated only so long as termination is not due to Company’s breach of the Agreement, bankruptcy or any wrongful action on Company’s part.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

If COMPANY decides not to support maintaining foreign applications, Dartmouth reserves the right to file or maintain such applications on its own, in which case the license to COMPANY in the particular territory will terminate. If Dartmouth chooses to discontinue prosecution or maintenance of foreign patent application, which is a subject of Dartmouth Patent Rights licensed hereby to the Company prior to expiration or termination of this Agreement, it will so inform COMPANY within a reasonable time before implementation of such decision. COMPANY then shall have the right to prosecute or maintain such foreign patent or patent application on its own and at its own expense, in which case the rights to the foreign patent and patent applications shall be transferred to the Company, pending US Government and third parties rights,  and Dartmouth shall execute and deliver to the Company or to a third party designated by the Company any and all documents necessary to effect said transfer. Said transfer of rights shall be effectuated only so long as termination is not due to Company’s breach of the Agreement, bankruptcy or any wrongful action on Company’s part.

ARTICLE III.

Confidentiality and Representations

    Section 3.01 Mutual Confidentiality.  Company and Dartmouth realize that some information received by one party from the other pursuant to this Agreement shall be confidential.  It is therefore agreed that any information received by one party from the other, and clearly designated in writing as "CONFIDENTIAL" at the time of transfer, shall not be disclosed by either party to any third party and shall not be used by either party for purposes other than those contemplated by this Agreement for a period of three (3) years from the termination of the Agreement, unless or until --

    (a)  said information shall become known to third parties not under any obligation of confidentiality to the disclosing party, or shall become publicly known through no fault of the receiving party, or

    (b)  said information was already in the receiving party's possession prior to the disclosure of said information to the receiving party, except in cases when the information has been covered by a preexisting Confidentiality Agreement, or

    (c)  said information shall be subsequently disclosed to the receiving party by a third party not under any obligation of confidentiality to the disclosing party, or

    (d)  said information is approved for disclosure by prior written consent of the disclosing party, or

    (e)  said information is required to be disclosed by court order or governmental law or regulation, provided that the receiving party, gives the disclosing party prompt notice of any such requirement and cooperates with the disclosing party in attempting to limit such disclosure.

    Section 3.02 Corporate Action.  Dartmouth and Company each represent and warrant to the other party that they have full power and authority to enter into this Agreement and carry out the transactions contemplated hereby, and that all necessary corporate action had been duly taken in this regard.1

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE IV.  Due Diligence

    Section 4.01 Milestones. Company has represented to Dartmouth, to induce Dartmouth to issue this license, that it will commit itself to a diligent program of exploiting the Licensed Products so that public utilization will result therefrom.  As evidence thereof, Company shall adhere to the following milestones timeline from the Effective Date:

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    Achievement of the above milestones shall be accompanied by the following non-creditable, non-refundable payments from the Company to Dartmouth:

[*]                                                      $[*]

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    It is acknowledged that if the milestones are not accomplished by the dates specified in this Section 4.01, the licenses shall terminate unless payments in the above amounts are made to Dartmouth within thirty (30) days of the specified dates in accordance with Section 9.02.

ARTICLE V.  Payments, Records and Reports

    Section 5.01 Payments.  For the rights and privileges granted under this license, Company shall pay to Dartmouth

    (a) an earned royalty of [*]% based on the value of Net Sales of the Licensed Products by the Company In the event that a Licensed Product is sold in a finished dosage form in combination with one or more other active ingredients or other components (a “Combination Product”), the Net Sales, for the purpose of determining royalty payments for the Combination Product, shall be determined by multiplying the Net Sales (as defined herein) of the Combination Product by the fraction A/(A+B), where A is gross selling price in a particular country of the Licensed Product when sold separately in finished form and B is the gross selling price in that country of the other product(s) sold separately in finished form.  In the event that the gross selling price cannot be separately determined for both the Licensed Product and the other product(s) in such Combination Product, Net Sales for purposes of determining royalty payments for such Combination Product shall be agreed by both Parties in writing based on the relative value contributed by each component, and such agreement shall not be unreasonably withheld.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    If the Company is required to enter into an agreement with a third party to make, use or sell a Licensed Product, and such agreement requires that the Company pay royalties to such third party, the royalty set forth in this section shall be multiplied by the “Royalty Rate Adjustment” which is calculated as follows: the Royalty Rate Adjustment equals the fraction A% / (A%+B%), where “A%” equals the unadjusted percentage of Net Sales payable to Dartmouth and “B%” equals the unadjusted total percentage of net sales payable as royalties to such third parties.

    Notwithstanding the foregoing, under no circumstances shall the royalty payable to Dartmouth be less than [*]% of the unadjusted royalty rate of [*]%; and

    (b) a non-refundable, non-creditable, one-time license access fee of $[*] due upon execution of this Agreement; and

    (c) non-refundable, non-creditable annual license maintenance fees, as follows:

 $[*] due upon [*] of the Effective Date
 $[*] due upon [*] of the Effective Date
 $[*] on [*]; and

    (d) Company shall pay the following percentages of any consideration received from each sublicense (e.g., license issue fees, license maintenance fees, lump sum payments in lieu of royalty payments, stocks, earned royalty on sublicensee’s sales, etc.) received from each sublicensee of Company for the grant of a sublicense determined by the date of the sublicense and payable upon Company's receipt of the consideration thereof:

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    If the Company is required to enter into an agreement with a third party to make, use or sell a Licensed Product, and such agreement requires that the Company pay  a share of sublicense income to such third party, the percentages set forth in this section shall be multiplied by the “Sublicense Share Adjustment” which is calculated as follows: the Sublicense Share Adjustment equals the fraction A% / (A%+B%), where “A%” equals the unadjusted percentage of sublicense income payable to Dartmouth, per the above schedule, and “B%” equals the unadjusted total percentage of sublicense income payable to such third parties.  Notwithstanding the foregoing, under no circumstances shall the sublicense share payable to Dartmouth be less than [*]% of the unadjusted share, and the Dartmouth earned royalty  on the sale of Licensed Product by a sublicensee shall not be less than [*]% of the Net Sales .

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.02 Reports.2  Company shall render to Dartmouth:

    (a) within forty five (45) days after the end of each Calendar Quarter a written account of all quantities of Licensed Products subject to royalty hereunder sold by Company, any Subsidiary, and any sublicensee during such Calendar Quarter, the calculation of royalty thereon, and sufficient data for Dartmouth to verify the calculation, including gross sales and allowable deductions to derive to Net Sales figures, and shall simultaneously pay in United States dollars to Dartmouth the royalty due with respect to such sales.  Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States on the date of royalty payments by Company.  Such report shall be certified as correct by an officer of Company.  If no Licensed Products subject to royalty hereunder have been sold by Company, its Subsidiaries and its sublicensees during any such quarter, Company shall so report in writing to Dartmouth within forty five (45) days after the end of said quarter.  Late payments shall be subject to an interest charge of one and one half percent (11/2%) per month.

    (b) within sixty (60) days after the close of each License Year written annual reports which shall include but not limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during preceding twelve (12) months as well as plans for coming year.  Company shall also provide any reasonable additional data Dartmouth requires to evaluate Company's performance.

    (c)  within thirty (30) days of occurrence report of the date of first sale of Licensed Products in each country.

    Section 5.03 Books of Accounts.  Company, its Subsidiaries and sublicensees shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary for the purpose of ascertaining and verifying the royalties payable to Dartmouth by Company hereunder.  Upon Dartmouth's request, Company, its Subsidiaries and sublicensees shall permit an independent Certified Accountant selected by Dartmouth (except one to whom Company has some reasonable objection), to have access (no more than once annually) during ordinary business hours and upon reasonable notice  to such records of Company, its Subsidiaries and sublicensees as may be necessary to determine, for any quarter ending not more than three (3) years prior to the date of such request, the correctness of any report and/or payment made under this Agreement.  In the event that any such inspection shows an underreporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then Company shall pay the cost of such examination.

ARTICLE VI.  Technical Assistance and Commercial Development

    Section 6.01 Technical Assistance.  Throughout the term of the Agreement, Dartmouth agrees to permit Company and its designees to consult with its employees and agents regarding developments and enhancements made subsequent to the Effective Date relating to the Licensed Products, at such times and places as may be mutually agreed upon; provided that Company agrees to make suitable arrangements with, and to compensate the Dartmouth employees and agents for such consultation.

    Section 6.02 Commercial Development.  During the term of this Agreement, Company agrees to use commercially reasonable efforts to effectively manufacture and market Licensed Products.  Such efforts will include sublicensing, development of promotional literature, mailings, and journal advertisements.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    Section 6.03 Name.  Except as may be required by law, judicial process or the rules and regulations of any governmental or governing body, the Company shall not use and shall not permit to be used by any other person or entity the name of Dartmouth nor any adaptation thereof, or the name of Dartmouth's employees, in any advertising, promotional or sales literature, or for any other purpose without prior written permission of Dartmouth, such permission not to be unreasonably withheld, except that Company may state that it is licensed by Dartmouth under Dartmouth Patent Rights and that Company may refer to publications by Dartmouth personnel which relate to the Dartmouth Patent Rights.

ARTICLE VII.  Indemnity, Insurance, Disclaimers

    Section 7.01   Indemnity.  Company shall defend and indemnify and hold Dartmouth and its trustees, officers, agents and employees (the "Indemnitees") harmless from any judgements and other liabilities based upon claims or causes of action against Dartmouth or its employees which arise out of alleged negligence in the development, manufacture or sale of Licensed Products by Company, its Subsidiaries, and sublicensees, or from the use by the end users of Licensed Products, except to the extent that such judgements or liabilities arise in whole or in part from the gross negligence, bad faith or willful misconduct of Dartmouth or its employees, provided that Dartmouth promptly notifies Company of any such claim coming to its attention and that it cooperates with Company in the defense of such claim.  If any such claims or causes of action are made, Dartmouth shall be defended by counsel to Company, subject to Dartmouth's approval, which shall not be unreasonably withheld or delayed.  Dartmouth reserves the right to be represented by its own counsel at its own expense.

    Section 7.02  Insurance.  At such time as any product, process, service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Company or by a sublicensee, Subsidiary or agent of Company, Company shall at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident  and naming the Indemnitees as additional insureds.  Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company's indemnification under this Agreement.  If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to Dartmouth and Dartmouth Risk Manager. Such insurance will be considered primary as to any other valid and collectible insurance, but only as to acts of the named insured. The minimum amounts of insurance coverage required shall not be construed to create a limit of Company's liability with respect to its indemnification under this Agreement.

    Company shall provide Dartmouth with written evidence of such insurance upon request of Dartmouth.  Company shall provide Dartmouth with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, Dartmouth shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

    Company shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by Company or by a sublicensee, Subsidiary or agent of Company and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than fifteen (15) years.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    Section 7.03  Disclaimer.  Nothing contained in this Agreement shall be construed as:

    (a) a warranty or representation by Dartmouth as to the validity or scope of any Patent Rights;

    (b) a warranty or representation that any Licensed Products manufactured, used or sold will be free from infringement of patents, copyrights, or rights of third parties, except that Dartmouth represents that it has no knowledge of any existing issued patents or copyrights which might be infringed;

    (c) except as provided in Section 7.01, an agreement to defend against actions or suits of any nature brought by any third parties.

DARTMOUTH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF LICENSED PRODUCTS

 ARTICLE VIII.  Infringement Matters

    Section 8.01 Infringement by Third Parties.  Company shall give Dartmouth prompt notice of any incident of infringement of Dartmouth Patent Rights coming to its attention.  The parties shall thereupon confer together as to what steps are to be taken to stop or prevent such infringement.  Company shall be entitled to commence proceedings in its own name against the infringer, in which event Company shall be responsible for all legal costs incurred, without recourse to Dartmouth, however Dartmouth agrees to appear as a party in any such proceedings if requested by COMPANY and such request is not unreasonably burdensome on Dartmouth. Company also agrees to reimburse Dartmouth for out of pocket costs spent in connection with said request. Financial recoveries from any such litigation will first be applied to reimburse Company for its litigation expenditures and percentages in accordance with Sections 5.01(a) and/or (d), whichever is applicable, of additional recoveries will be paid to Dartmouth. If Company chooses not to commence litigation within ninety (90) days from the date the parties confer regarding the infringement, Dartmouth may  commence proceedings against the infringer, in which case Dartmouth shall be responsible for any legal costs incurred  and will be entitled to retain any damages recovered.   In any action to enforce Dartmouth Patent Rights, either party, at the request and expense of the other party shall cooperate to the fullest extent reasonably possible.  Company may not settle any infringement action in any way detrimental to Dartmouth Patent Rights without the expressed written consent of Dartmouth.

ARTICLE IX.  Duration and Termination

    Section 9.01 Term.  This Agreement shall become effective upon the date first written above, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force during the life of the last to expire patents under Dartmouth Patent Rights contemplated by this agreement in the last to expire territory.    Upon the termination of the Agreement Company shall have the right to sell the remainder of the Licensed Product on hand, provided the sales will be subject to the royalty payments of this Agreement.

    Section 9.02 Termination - Breach.  In the event that either party defaults or breaches any of the provisions of this Agreement, the other party shall have the right to terminate this Agreement by giving written notice to the defaulting party, provided, however, that if the said defaulting party cures said default within thirty (30) days after said notice shall have been given, this Agreement shall continue in full force and effect.  If said default is the subject to a dispute, the parties shall abide by Section 10.05. The failure on the part of either of the parties hereto to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    Section 9.03 Termination at Will. Company shall have the right to terminate this Agreement by giving three (3) months advance written notice to Dartmouth to that effect and paying a termination fee of $[*]. Upon termination, a final report shall be submitted and royalty and other payments due under Article V, as well as unreimbursed patent expenses per Section 2.03 due Dartmouth become immediately payable.

    Upon receipt of the termination notice, Dartmouth shall be free to start negotiations with a third party for the rights granted herein.3

    Section 9.04  Insolvency. In the event that Company shall become insolvent, shall make and assignment for the benefit or creditors, or shall file a petition for bankruptcy, the Agreement shall terminate.

    Section 9.05   Prior Obligations and Survivability.  Termination of this Agreement for any reason shall not release either party from any obligation theretofore accrued. Sections 3.01, 5.01 – 5.03, 7.01 – 7.03, 9.03, 10.01 – 10.09 shall survive the termination of this Agreement.

ARTICLE X.  Miscellaneous

    Section 10.01 Governing Law.  This Agreement shall be construed, governed, interpreted and enforced according to the laws of the State of New York.

    Section 10.02 Notices.  Any notice or communication required or permitted to be given by either party hereunder, shall be deemed sufficiently given, if mailed by certified mail, return receipt requested, and addressed to the party to whom notice is given as follows:

If to Company, to:
Frank Jaksch, CEO
ChromaDex, Inc.
10005 Muirlands Blvd Suite G
Irvine, CA 92618

If to Dartmouth, to:
Alla Kan
Director
Technology Transfer Office
Dartmouth College
11 Rope Ferry Road
Hanover, NH  03755

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    Section 10.03.  Assignment. Neither party shall assign or transfer this Agreement without the express prior written consent of the other.  For purposes of this Agreement, an assignment or transfer of this Agreement by Company shall be deemed to occur in connection with (a) an express assignment or transfer or (b) a general assignment for the benefit of creditors or in connection with any bankruptcy or other debtor relief law.  This section will not be deemed to prohibit an assignment or transfer of this Agreement in connection to a merger or consolidation to which Company is a party (regardless of whether Company is the surviving corporation) or to any other transaction pursuant to which a change would occur in the "ultimate parent entity" of Company, applying the rules in effect from time to time under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    Section 10.04 Entire Agreement.  This Agreement represents the entire Agreement between the parties as of the effective date hereof, and may only be subsequently altered or modified by an instrument in writing.  This agreement cancels and supersedes any and all prior oral or written agreements between the parties which relate to the subject matter of this Agreement.

    Section 10.05 Mediation and Arbitration.  Both parties agree that they shall attempt to resolve any dispute arising from this Agreement through mediation.  Both parties agree that at least one employee, capable of negotiating an agreement on behalf of his employer, shall, within three weeks of receipt of written notification of a dispute, meet with at least one employee of the other party who is also capable of negotiating an agreement on behalf of his employer. If no agreement can be reached, both parties agree to meet again within a four week period after the initial meeting to negotiate in good faith to resolve the dispute.  If no agreement can be reached after this second meeting, both parties agree to submit the dispute to binding arbitration under the Rules of the American Arbitration Association before a single arbitrator.

    Section 10.06 Waiver.  A failure by one of the parties to this Agreement to assert its rights for or upon any breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment.  No such failure or waiver in writing by any one of the parties hereto with respect to any rights, shall extend to or affect any subsequent breach or impair any right consequent thereon.

    Section 10.07 Severability.  The parties agree that it is the intention of neither party to violate any public policy, statutory or common laws, and governmental or supranational regulations; that if any sentence, paragraph, clause or combination of the same is in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be inoperative and the remainder of the Agreement shall remain binding upon the parties.

    Section 10.08 Marking.  Upon Dartmouth's direction and consultation, the Company agrees to mark Licensed Products with all applicable trademarks, and patent numbers

    Section 10.09 Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year herein written.

THE TRUSTEES OF DARTMOUTH COLLEGE

By: /s/ Alla Kan
Date: May 16, 2014
Name: Alla Kan
Title: Director, Technology Transfer Office

CHROMADEX, INC.

By: /s/ Frank Jaksch
Date: June 2, 2014
Name: Frank Jaksch
Title: Chief Executive Officer